As filed with the Securities and Exchange Commission on May 22, 2009
                                              Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                                11-34151980
   (State or other jurisdiction of               (I.R.S. employer
   incorporation or organization)               identification no.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
        (Address of principal executive offices, including zip code)

          CABLEVISION SYSTEMS CORPORATION 2006 EMPLOYEE STOCK PLAN
                          (Full Title of Each Plan)

                             VICTORIA D. SALHUS
         SENIOR VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND SECRETARY
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                   (Name and address of agent for service)

                               (516) 803-2300
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                              SCHIFF HARDIN LLP
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5500

                           -----------------------








                             CALCULATION OF REGISTRATION FEE

                                                                      Proposed          Proposed
                                                      Amount          maximum            maximum
                                                      to be        offering price       aggregate            Amount of
       Title of Securities to be Registered         registered       per share       offering price      registration fee
       ------------------------------------         ----------       ---------       --------------      ----------------
       Cablevision NY Group Class A Common        23,000,000(2)      $18.43(1)       $423,890,000(1)        $23,653(1)
       Stock, par value $.01 per share



   (1) Estimated on the basis of $18.43 per share, the average of the high and low sales prices of Cablevision NY Group Class A Common Stock as reported on the New York Stock Exchange on May 15, 2009 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

   (2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock.




                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-134259), filed by the Registrant with the Securities and Exchange Commission on May 18, 2006, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-134259), as described above, and is incorporated herein by reference.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethpage, New York, on this 21st day of May, 2009.

                                      CABLEVISION SYSTEMS CORPORATION


                                      By:  /s/ Michael P. Huseby
                                           ----------------------------
                                           Michael P. Huseby
                                           Executive Vice President and
                                             Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Michael P. Huseby and Victoria D. Salhus, and either of them acting individually, with power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as either of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Michael P. Huseby Victoria D. Salhus, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

    SIGNATURE                              TITLE               DATE
    ---------                              -----               ----

    /s/ James L. Dolan            Chief Executive          May 21, 2009
    --------------------------    Officer, President and
    James L. Dolan                Director (Principal
                                  Executive Officer)


    /s/ Michael P. Huseby         Executive Vice           May 21, 2009
    --------------------------    President and Chief
    Michael P. Huseby             Financial Officer
                                  (Principal Financial
                                  Officer)


    /s/ Wm. Keith Harper          Senior Vice President    May 21, 2009
    --------------------------    and Controller
    Wm. Keith Harper              (Principal Accounting
                                  Officer)


    /s/ Charles F. Dolan          Chairman of the Board    May 21, 2009
    --------------------------    of Directors
    Charles F. Dolan




    SIGNATURE                              TITLE               DATE
    ---------                              -----               ----

    /s/ Rand Araskog              Director                 May 21, 2009
    --------------------------
    Rand Araskog


    /s/ Frank Biondi              Director                 May 21, 2009
    --------------------------
    Frank Biondi


    /s/ Zachary W. Carter
    --------------------------    Director                 May 21, 2009
    Zachary W. Carter


    /s/ Deborah Dolan-Sweeney
    --------------------------    Director                 May 21, 2009
    Deborah Dolan-Sweeney


    /s/ Kathleen M. Dolan
    --------------------------    Director                 May 21, 2009
    Kathleen M. Dolan


    /s/ Marianne Dolan Weber      Director                 May 21, 2009
    --------------------------
    Marianne Dolan Weber


    /s/ Patrick F. Dolan          Director                 May 21, 2009
    --------------------------
    Patrick F. Dolan


    /s/ Thomas C. Dolan
    --------------------------    Director                 May 21, 2009
    Thomas C. Dolan


    /s/ Brad Dorsogna
    --------------------------    Director                 May 21, 2009
    Brad Dorsogna


    /s/ Charles D. Ferris         Director                 May 21, 2009
    --------------------------
    Charles D. Ferris


    /s/ Thomas V. Reifenheiser    Director                 May 20, 2009
    --------------------------
    Thomas V. Reifenheiser


    /s/ John R. Ryan              Director                 May 21, 2009
    --------------------------
    John R. Ryan




    SIGNATURE                              TITLE               DATE
    ---------                              -----               ----


    /s/ Brian Sweeney             Director                 May 21, 2009
    --------------------------
    Brian Sweeney


    /s/ Vincent Tese              Director                 May 20, 2009
    --------------------------
    Vincent Tese


    /s/ Leonard Tow               Director                 May 21, 2009
    --------------------------
    Leonard Tow




                              INDEX TO EXHIBITS

   Exhibit
   Number         Exhibit
   -------        -------

     3.1 Amended and Restated Certificate of Incorporation of Cablevision Systems Corporation (incorporated herein by reference to Annex II to the Company's Proxy Statement, dated October 10, 2000, as supplemented)

     3.2 Bylaws of Cablevision Systems Corporation (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001)

      4 Cablevision Systems Corporation 2006 Employee Stock Plan (incorporated herein by reference to Exhibit A to the Company's 2009 Proxy Statement for the Annual Meeting held on May 21, 2009)

      5           Opinion of Victoria D. Salhus

    23.1          Consent of KPMG LLP

    23.2 Consent of Victoria D. Salhus (contained on the Opinion filed as Exhibit 5)

     24           Power of Attorney (set forth on the signature page)